UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 12, 2004



                          American Medical Alert Corp.
             (Exact name of registrant as specified in its charter)


            New York                  333-54992                 11-2571221
(State or other jurisdiction   (Commission File Number)      (IRS Employer
    of incorporation)                                      Identification No.)



3265 Lawson Boulevard, Oceanside, New York                       11572
(Address of Principal Executive Offices)                      (Zip Code)



       Registrant's telephone number, including area code: (516) 536-5850



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 12.  Results of Operations and Financial Condition.

          On August 12, 2004, the Company issued the following press release:

Contact:

Randi Baldwin                                            Lester Rosenkrantz
Vice President Communications & Marketing                Investor Relations
American Medical Alert Corporation                       Cameron Associates
(516) 536-5850                                           (212) 245-8800 Ext. 212


                      AMERICAN MEDICAL ALERT CORP. REPORTS
                 POSITIVE SECOND QUARTER 2004 OPERATING RESULTS

               Company Delivers Growth in Revenues and Net Income
                     While Maintaining Strong Balance Sheet

OCEANSIDE,  New York.  -August 12, 2004 - American Medical Alert Corp.  (Nasdaq:
AMAC), a healthcare communications company, today reported that revenues, consisting primarily of monthly recurring revenues (MRR), for the three months ended June 30, 2004 were $4,771,451, an increase of $818,086 or 21% as compared to $3,953,365 for the same period in 2003. Revenues for the six months ended June 30, 2004 were $9,324,929, an increase of $1,470,077 or 19% as compared to $7,854,852 for the same period in 2003.

Net income for the three months ended June 30, 2004 increased to $200,520, or $.02 per diluted share, as compared to net income of $169,458, or $.02 per diluted share for the same period in 2003. Net income for the six months ended June 30, 2004 increased to $380,322, or $.05 per diluted share, as compared to net income of $214,901, or $.03 per diluted share for the same period in 2003.

Net cash from operating activities increased to $1,824,789 from $1,276,781 for the same period last year. Working capital was $5,134,675 as of June 30, 2004.

Howard M. Siegel, CEO speaking on behalf of AMAC commented, "During the second quarter we continued to improve the fiscal health of our organization through consistent growth in each of our business segments and increased cash flow generated from operations. The Company remains focused on driving increased revenue through its healthcare communications infrastructure. As we do so, overall earnings are expected to continue to improve. We are particularly pleased with the overall growth realized within the telephone answering service segment. Additional opportunities from both organic sales and acquisitions are currently being sought. Moreover, the Company's disease management monitoring program was included in several bids by organizations responding to the request for proposals from the Center for Medicare and Medicaid Services (CMS) -Chronic Care Improvement initiative".

About American Medical Alert Corp.

AMAC is a national provider of remote health monitoring devices and 24/7 communication services designed to promote early medical intervention and improve quality of life for senior, disabled and chronically ill populations. AMAC's product and service offerings include Personal Emergency Response Systems
(PERS), electronic medication reminder devices, disease management monitoring appliances and 24/7 medical on-call and emergency response monitoring. AMAC operates several National Medical On-Call and Communication Centers allowing access to trained response professionals 24/7.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-KSB, the Company's Quarterly Reports on Forms 10-QSB, and other filings and releases. These include uncertainties relating to government regulation, technological changes, our expansion plans, our contract with the City of New York and product liability risks.

Statements of income for the six and three months ended June 30, 2004 and 2003 and balance sheets as of June 30, 2004 and December 31, 2003 are attached.


SELECTED FINANCIAL DATA

                                            Six Months Ended                    Three Months Ended
                                   6/30/2004          6/30/2003            6/30/2004           6/30/2003
                                   ---------          ---------            ---------           ---------
Revenues                          $9,324,929          $7,854,852          $4,771,451          $3,953,365

Net Income                        $  380,322          $  214,901          $  200,520          $  169,458

Net Income per Share
     Basic                        $     0.05          $     0.03          $     0.03          $     0.02
     Diluted                      $     0.05          $     0.03          $     0.02          $     0.02

Basic Weighted Average
 Shares Outstanding                7,799,121           7,430,601           7,880,438           7,434,462

Diluted Weighted Average
 Shares Outstanding                8,356,818           7,547,894           8,517,524           7,570,458

CONDENSED BALANCE SHEET

                                                          June 30,          December 31,
                                                           2004                2003
                                                           ----                ----
                                                        (Unaudited)

                                                ASSETS
Current Assets                                        $  7,701,712        $  6,909,456
Fixed Assets - Net                                       7,113,309           6,739,165
Other Assets                                             4,755,851           4,287,959
                                                      ------------        ------------
     Total Assets                                     $ 19,570,872        $ 17,936,580
                                                      ============        ============

                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                   $  2,567,037        $  2,149,930
Deferred Income Tax                                        913,000             882,000
Long-term Debt                                             658,322             769,525
Long-term Capital Lease                                     72,930             119,814
Put Warrant Obligation                                     240,000             200,000
Other Liabilities                                          220,173             108,024
                                                      ------------        ------------
     Total Liabilities                                $  4,671,462        $  4,229,293


Stockholders' Equity                                    14,899,410          13,707,287
                                                      ------------        ------------
     Total Liabilities and Stockholders' Equity       $ 19,570,872        $ 17,936,580
                                                      ============        ============

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    August 12, 2004


                                                 AMERICAN MEDICAL ALERT CORP.


                                                 By:/s/ Richard Rallo
                                                    ----------------------------
                                                    Name:   Richard Rallo
                                                    Title:  CFO